 Exhibit 99(a)(4)

Ohio National Fund, Inc.

Articles of Amendment

Ohio National Fund, Inc., a Maryland Corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to change the name of the Corporation from “Ohio National Fund, Inc.”, to “AuguStar Variable Insurance Products Fund, Inc.” and to further change the name of the classes of common stock that the Corporation is authorized to issue in the manner set forth below:

Existing Class Name:	New Class Name:
ON Bond Class	AVIP Bond Class
ON BlackRock Balanced Allocation Class	AVIP BlackRock Balanced Allocation Class
ON BlackRock Advantage International Equity Class	AVIP BlackRock Advantage International Equity Class
ON BlackRock Advantage Large Cap Core Class	AVIP BlackRock Advantage Large Cap Core Class
ON BlackRock Advantage Large Cap Growth Class	AVIP BlackRock Advantage Large Cap Growth Class
ON BlackRock Advantage Large Cap Value Class	AVIP BlackRock Advantage Large Cap Value Class
ON BlackRock Advantage Small Cap Growth Class	AVIP BlackRock Advantage Small Cap Growth Class
ON AB Small Cap Class	AVIP AB Small Cap Class
ON AB Mid Cap Core Class	AVIP AB Mid Cap Core Class
ON AB Relative Value Class	AVIP AB Relative Value Class
ON Risk Managed Balanced Class	AVIP AB Risk Managed Balanced Class
ON S&P 500® Index Class	AVIP S&P 500® Index Class
ON S&P MidCap 400® Index Class	AVIP S&P MidCap 400® Index Class
ON Nasdaq-100® Index Class	AVIP Nasdaq-100® Index Class
ON Federated High Income Bond Class	AVIP Federated High Income Bond Class
ON Federated Core Plus Bond Class	AVIP Federated Core Plus Bond Class
ON U.S. Low Volatility Class	AVIP Intech U.S. Low Volatility Class
ON Fidelity Institutional AM® Equity Growth Class	AVIP Fidelity Institutional AM® Equity Growth Class
ON iShares Managed Risk Balanced Class	AVIP iShares Managed Risk Balanced Class
ON iShares Managed Risk Moderate Growth Class	AVIP iShares Managed Risk Moderate Growth Class
ON iShares Managed Risk Growth Class	AVIP iShares Managed Risk Growth Class
ON Moderately Conservative Model Class	AVIP Moderately Conservative Model Class
ON Balanced Model Class	AVIP Balanced Model Class
ON Moderate Growth Model Class	AVIP Moderate Growth Model Class
ON Growth Model Class	AVIP Growth Model Class

Exhibit 99(a)(4)

SECOND: The amendments do not increase the authorized stock of the Corporation or the aggregate par value thereof, and do not change any terms and condition set forth in the Charter.

THIRD: The foregoing amendments to the Charter have been approved by a majority of the Board of Directors and are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

FOURTH: These Articles of Amendment shall become effective on December 4, 2023.

Ohio National Fund, Inc. has caused these Articles of Amendment to be executed in Montgomery, Ohio, by its authorized officers this 17th day of November, 2023.

OHIO NATIONAL FUND, INC.

By:	/s/ Thomas G. Mooney	Attest:	/s/ Kimberly A. Plante
	Thomas G. Mooney, Interim President		Kimberly A. Plante, Secretary

STATE OF OHIO	)
)ss
COUNTY OF HAMILTON	)

I hereby certify that on the 17th day of November, 2023 before me, the subscriber, a Notary Public of the State of Ohio in and for the County aforesaid, personally appeared Thomas G. Mooney, Interim President of Ohio National Fund, Inc., a Maryland corporation, and acknowledged the foregoing Articles of Amendment to be the act and deed of said corporation, and that the matters set forth in said Articles of Amendment with respect to authorization and approval are true to the best of his knowledge, information and belief, under penalty of perjury.

WITNESS my hand and Notarial Seal the day and year last above written

s/ Timothy A. Abbott
Notary Public